UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2005

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32185	36-3953261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 15, 2005, Inland Real Estate Corporation (the “Company”) entered into a new employment agreement with its chief operating officer, Mark E. Zalatoris.  The employment agreement, which is effective as of January 1, 2005, will continue through December 31, 2006.  A copy of the employment agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated in its entirety in this Item 1.01 disclosure by reference.  The following brief description of the material terms and conditions of the employment agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto.

Under the terms of the employment agreement, the Company has agreed to pay Mr. Zalatoris a base salary of $275,000 per year.  Mr. Zalatoris also may earn a cash bonus.  The amount of the cash bonus depends in part on how the growth in the Company’s funds from operations, or FFO, compares to its peer group’s FFO growth and in part on the recommendation of the Company’s chief executive officer to, and approval by, the Company’s board of directors (the “Board”).  For example, if the Company’s FFO growth is more than 130% of its peer group’s FFO growth, Mr. Zalatoris will be entitled to a cash bonus equal to at least twenty-five percent (25%) of his base salary.  The Company’s chief executive officer may recommend an additional cash bonus in an amount up to twenty-five percent (25%) of Mr. Zalatoris’ base salary.  In addition, so long as Mr. Zalatoris is employed by the Company, he may earn additional compensation payable in shares of the Company’s common stock based again on the relative growth in the Company’s FFO compared to the FFO growth of its peer group.  For example, if the Company’s FFO growth is more than 130% of its peer group’s FFO growth, Mr. Zalatoris will be entitled to 7,500 shares.  The Company’s chief executive officer may grant, subject to approval by the Board, Mr. Zalatoris up to an additional 7,500 shares.  Any shares issued to Mr. Zalatoris are, and will be, subject to vesting requirements.  Twenty percent (20%) of the shares vest on each anniversary of the date of issuance.  If Mr. Zalatoris is terminated for “cause” as defined in the employment agreement, if he voluntarily terminates his employment or if his employment agreement is not renewed, he is required to forfeit all unvested shares.  Unless forfeited, Mr. Zalatoris may vote all shares and receive distributions on all shares including those which have not vested.

If the employment agreement and Mr. Zalatoris’ employment are terminated due to his death or disability, he (or his estate or beneficiaries) will be entitled to be paid any accrued but unpaid base salary, compensation for unused vacation days accrued as of the termination date, unreimbursed business expenses, vested benefits in an amount equal to a prorated portion of any incentive compensation Mr. Zalatoris received for the year prior to termination.  In addition, all unvested shares of stock issued to him as compensation under the employment agreement will immediately vest and no longer be subject to forfeiture.  If Mr. Zalatoris’ employment is terminated without cause or by him for “good reason” as defined in the employment agreement, in addition to the compensation set forth above, he will also be entitled to an amount equal to 1.25 times the sum of (1) his base salary, plus (2) an amount equal to the incentive compensation that Mr. Zalatoris received for the year prior to termination; provided, however, if the termination occurs within one year of a “change of control” as defined in the employment agreement, then Mr. Zalatoris will instead be entitled to an amount equal to 2.99 times the sum of (A) his base salary, plus (B) an amount equal to the incentive compensation that Mr. Zalatoris received for the year prior to termination, plus (C) the value of any shares of common stock issued to him as compensation under the employment agreement for the year prior to termination.

During the term of the employment agreement and for a period of one year following the termination thereof, Mr. Zalatoris has agreed to certain non-compete and non-solicitation provisions.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of Directors

On April 15, 2005, the Board unanimously appointed Thomas P. D’Arcy and Thomas R. McWilliams to serve as independent directors of the Company.  Messrs. D’Arcy and McWilliams joined the Board effective as of April 15, 2005 and will stand for reelection at the Company’s annual meeting in June.  The Board’s nominating and corporate governance committee (the “Nominating Committee”) determined that Messrs. D’Arcy and McWilliams are both independent under the Guidelines on Corporate Governance adopted by the Board consistent with the rules of the Securities and Exchange Commission and the New York Stock Exchange.  Mr. D’Arcy also has been appointed to the audit committee of the Board, as described below.

Mr. D’Arcy currently is a principal in Bayside Realty Partners, a private real estate company focused on acquiring, renovating and developing land and income producing real estate primarily in the New England area.  Mr. D’Arcy also is the former chairman, chief executive officer and president of Bradley Real Estate, Inc.  There are no arrangements or understandings between Mr. D’Arcy and any other person pursuant to which he was selected as a director of the Company.  Since January 1, 2004, there have been no transactions, and there are no currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. D’Arcy had, or will have, a direct or indirect material interest.

Mr. McWilliams is a licensed real estate broker specializing in the development of retail, office and residential projects in the western suburbs of Chicago.  Mr. McWilliams also serves as president of United Energy Associates, Inc., a full service energy management company.  There are no arrangements or understandings between Mr. McWilliams and any other person pursuant to which he was selected as a director of the Company.  Since January 1, 2004, there have been no transactions, and there are no currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. McWilliams had, or will have, a direct or indirect material interest.

Director Nominations for Reelection; Changes in Board Committees

On April 15, 2005, the Nominating Committee determined that Thomas H. McAuley and Joel D. Simmons, two of the Company’s current directors, will be nominated for reelection as inside, rather than independent, directors.  Mr. McAuley, who was appointed to the Board as an independent director in April 2004 and elected in May 2004, expects to become an executive officer of Inland Real Estate Investment Corporation, or IREIC, an affiliate of The Inland Group, Inc.  In that position, he may perform various services for the Company in connection with acquiring real estate assets.  Mr. McAuley resigned from the Board’s audit committee effective April 15, 2005 and was replaced by Mr. D’Arcy on the audit committee as of that date.

Mr. Simmons, who has served as an independent director since 2000, is a limited partner for Cohen Financial, a national real state finance company.  During the year ended December 31, 2004, the Company paid fees to Cohen Financial for financing services.  The amount of these fees did not exceed two percent (2%) of either the Company’s or Cohen Financial’s consolidated gross revenues.  Cohen Financial also performed services during 2004 for other REITs that were previously formed by IREIC.  The aggregate amount of the fees paid by the Company and these other REITs exceeded two percent (2%) of Cohen Financial’s gross revenue during the year ended December 31, 2004.  Mr. Simmons resigned from the Board’s compensation committee and Nominating Committee effective April 15, 2005.  Roland W. Burris, one of the Company’s current independent directors, replaced Mr. Simmons on the Nominating Committee as of April 15, 2005.  The Company does not intend to add another independent director to the compensation committee at this time.

Resignation of Directors

In order for the Board to continue to have a majority of independent directors after the changes described above, G. Joseph Cosenza, a member of the Board since 1994 and also vice chairman of The Inland Group, Inc., agreed to resign from the Board effective as of April 15, 2005.  Mr. Cosenza’s departure from the Board was not the result of a disagreement with the Company on any matters relating to the Company’s operations, policies or practices.  Mr. Cosenza is a member of the Company’s management committee and will continue to serve as an unpaid member of the management committee.

Item 8.01.  Other Events.

On April 15, 2005, the Company issued a press release announcing certain of the information disclosed in Item 1.01 and Item 5.02 of this Current Report on Form 8-K.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

On April 18, 2005, the Company issued a press release announcing that the Company had paid a cash dividend of $0.0783 per share on the outstanding shares of its common stock to common stockholders of record at the close of business on March 31, 2005.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

On April 19, 2005, the Company issued a press release announcing that the Company has declared a cash dividend of $0.08 per share on the outstanding shares of its common stock, payable on May 17, 2005 to common stockholders of record at the close of business on May 2, 2005.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

Date: April 20, 2005	By:	/s/ Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	Executive Vice President, Chief Operating Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Inland Real Estate Corporation and Mark E. Zalatoris, effective as of January 1, 2005.

99.1	Press Release of Inland Real Estate Corporation, dated April 15, 2005

99.2	Press Release of Inland Real Estate Corporation, dated April 18, 2005

99.3	Press Release of Inland Real Estate Corporation, dated April 19, 2005